UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

NATIONAL PROPERTY INVESTORS 4

(Exact name of Registrant as specified in its charter)

       California

   0-10412

     13-3031722

(State or other jurisdiction

 (Commission

  (I.R.S. Employer

   of incorporation)

 File Number)

 Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

See the description under Item 2.03, below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2006, National Property Investors 4 (the “Registrant” or “Partnership”) obtained a second mortgage loan in the principal amount of $13,250,000 on its sole investment property, Village of Pennbrook, located in Levittown, Pennsylvania. The Partnership received net proceeds of approximately $13,077,000 after payment of costs and fees associated with obtaining the second mortgage loan. The second mortgage loan bears interest at a fixed rate of 6.32% per annum and requires   monthly payments of interest only beginning on August 1, 2006, until July 31, 2009. From August 1, 2009 through the maturity date of September 1, 2021, the second mortgage loan requires monthly payments of principal and interest of approximately $82,000 with a balloon payment of approximately $10,561,000 due at maturity. The Partnership may repay the second mortgage loan at any time with 30 days written notice to the Lender subject to a prepayment penalty as defined in the agreements documenting the second mortgage loan.

In accordance with the terms of the loan agreement relating to the second mortgage financing, the payment of the note may be accelerated at the option of the Lender if an event of default, as defined in the loan agreements occurs. Events of default include, but are not limited to: failure to pay any amount due under the loan agreement when due; failure to make the final payment or pay the prepayment premium due under the note; and breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the Multifamily Note, a copy of which is filed as exhibit 10.8 to this report.

In connection with the second mortgage loan financing, the Partnership agreed to certain modifications of the existing mortgage loan encumbering Village of Pennbrook.  The modification of terms consisted of a new principal balance of approximately $26,387,000, a fixed interest rate of 7.06% per annum, monthly payments of principal and interest of approximately $177,000 commencing August 1, 2006, through September 1, 2021, with a balloon payment of approximately $19,515,000 due at the maturity date of September 1, 2021.  Prior to these modifications, the interest rate on the existing mortgage was a fixed rate of 7.01% per annum through its maturity of September 1, 2021, and required monthly payments of approximately $236,000 through the maturity date, at which time the loan was scheduled to be fully amortized.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement; Amended and Restated Multifamily Note; and Amended and Restated Guaranty, copies of which are filed as exhibits 10.9, 10.10 and 10.11 to this report.

A portion of the net proceeds will be used to repay outstanding loans owed to affiliates of the Partnership and a portion of the net proceeds will be retained for Partnership expenses. The managing general partner is currently evaluating what portion, if any, of the net proceeds after the aforementioned uses will be distributed to the Partnership’s limited partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.8

Form of Multifamily Note dated June 30, 2006 between National Property Investors 4, a California limited partnership, and Capmark Finance Inc., a California corporation. *

10.9

Form of Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement dated June 30, 2006 between National Property Investors 4, a California limited partnership and the Federal Home Loan Mortgage Corporation. *

10.10

Form of Amended and Restated Multifamily Note dated June 30, 2006 between National Property Investors 4, a California limited partnership and the Federal Home Loan Mortgage Corporation.*

10.11

Form of Amended and Restated Guaranty, dated June 30, 2006 between National Property Investors 4, a California limited partnership, and the Federal Home Loan Mortgage Corporation. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Property Investors 4

By:

 NPI Equity Investments, Inc.

 Managing General Partner

By:

 /s/Martha L. Long

 Martha L. Long

 Senior Vice President

 Date: July 7, 2006